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                                                                   EXHIBIT 23(C)

                                   CONSENT OF
                         KEEFE, BRUYETTE & WOODS, INC.

     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Metro Bancshares, Inc. included on Annex C to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          KEEFE, BRUYETTE & WOODS, INC.

                                          By: /s/ JOHN G. DUFFY
                                            ------------------------------------
                                              Name: John G. Duffy
                                              Title: Executive Vice President

Dated: September 27, 1994